UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_____________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KORE Group Holdings, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KORE Group Holdings, Inc.
NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders
June 10, 2025
9:00 a.m. (Eastern time)

CERTAIN DEFINITIONS

As used in the accompanying proxy statement, unless otherwise indicated, references to “KORE,” the “Company,” “we,” “us,” and “our,” and similar references refer collectively to KORE Group Holdings, Inc. and its consolidated subsidiaries.

Unless the context otherwise requires, references in this proxy statement to:

•“ABRY Entities” are to each of ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity IV Co-Investment Fund, L.P.;
•“Business Combination” are to the series of transactions contemplated by the Merger Agreement;
•“CTAC” are to Cerberus Telecom Acquisition Corp., a predecessor entity of the Company;
•“Closing” are to the consummation of the Business Combination which ultimately resulted in KORE’s status as a publicly listed company;
•“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•“Incentive Plan” are to the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan, as it may be amended from time to time;
•“IoT” are to Internet of Things;
•“Common Stock” are to shares of our common stock, par value $0.0001 per share;
•“KORE Wireless” are to KORE Wireless Group Inc., a Delaware corporation and wholly owned and principal operating subsidiary of KORE;
•“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 12, 2021, as amended on July 27, 2021 and September 21, 2021, by and among CTAC, KORE, King Corp Merger Sub, Inc., King LLC Merger Sub, LLC and Maple Holdings Inc.;
•“NYSE” are to the New York Stock Exchange;
•“Reverse Stock Split” means the 1-for-5 reverse stock split effected by the Company on July 1, 2024 of its common stock;
•“SaaS” are to Software-as-a-Service;
•“Searchlight” are to Searchlight IV KOR, L.P.;
•“Second Amended and Restated Investor Rights Agreement” are to that certain Second Amended and Restated Investor Rights Agreement, dated as of October 30, 2024, by and among KORE, the Sponsor, the ABRY Entities and Searchlight; and
•“Sponsor” and “Cerberus” are to Cerberus Telecom Acquisition Holdings, LLC.

KORE Group Holdings, Inc.
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2025

The Annual Meeting of Stockholders (the “Annual Meeting”) of KORE Group Holdings, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern time on June 10, 2025. The Annual Meeting will be a completely virtual meeting and will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•to elect Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler as Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 15, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Jack W. Kennedy Jr., Executive Vice President, Chief Legal Officer and Secretary, at investors@korewireless.com, stating the purpose of the request and providing proof of ownership of common stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.
Executive Vice President, Chief Legal Officer and Secretary
Atlanta, GA
April 30, 2025

KORE Group Holdings, Inc.
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of KORE Group Holdings, Inc. (the “Company” or “KORE”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 10, 2025, (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock as of the close of business on April 15, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 17,160,061 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 30, 2025. A copy of the 2024 Annual Report to Stockholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2025

This Proxy Statement and our 2024 Annual Report to Stockholders are available at http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•to elect Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler as Class I directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•FOR the election of Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler as Class I directors to serve until the 2028 Annual Meeting of Stockholders; and
•FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because KORE’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the printed copies of our proxy materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 15, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote per share for all matters before the Annual Meeting in accordance with the provisions of our Charter and the Second Amended and Restated Investor Rights Agreement. At the close of business on the Record Date, there were 17,160,061 shares of common stock outstanding and entitled to vote at the Annual Meeting. All calculations have been adjusted to reflect the Reverse Stock Split.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote will constitute a quorum.

Who can attend the Annual Meeting?

In order to enable increased stockholder attendance and participation at the Annual Meeting, KORE has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/KORE2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, pursuant to our Bylaws, the person presiding over the meeting, or a majority in voting power of the stockholders entitled to vote at the meeting, present online or represented by proxy, shall have power to recess the Annual Meeting or adjourn the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail - You can vote by mail by signing, dating and mailing the proxy card that accompanied your proxy materials; or
•Electronically at the Meeting - If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 10, 2025. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a stockholder of record, you may revoke your proxy and change your vote:

•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of KORE prior to the Annual Meeting; or
•by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/KORE2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/KORE2024.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered as one. We will not address questions that are not pertinent to the business of the Company or the business of the Annual Meeting, or that we otherwise believe are not appropriate under the circumstances.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Abstentions and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions will have no effect.

What is an “abstention” and how will abstentions be treated?

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions have no effect on the outcome of the proposals.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a bank, broker or other agent acting as a nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on matters that are deemed “routine” by the NYSE, such as the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on matters that are deemed “non-routine” by the NYSE, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, four (4) Class I directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have ten (10) directors on our Board. Our current directors are Timothy M. Donahue, Cheemin Bo-Linn, H. Paulett Eberhart, Andrew Frey, David Fuller, James Geisler, Jay M. Grossman, Robert P. MacInnis, Michael K. Palmer, and Ronald Totton.

Each of Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler has been nominated by the Board as a director nominee subject to election at the Annual Meeting to serve until the Annual Meeting of Stockholders in 2028. All of the foregoing nominees are currently servicing as directors, with Mr. Donahue, Dr. Bo-Linn and Mr. Geisler standing for re-election and Mr. Frey having been appointed in 2023 and standing for election for the first time. Mr. Frey was designated by the Searchlight pursuant to the Second Amended and Restated Investor Rights Agreement.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four (4) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

On October 30, 2024, the Company entered into the Second Amended and Restated Investor Rights Agreement, pursuant to which the Company agreed to take all necessary actions to cause the Board to be comprised of up to ten (10) directors, including: (i) up to two (2) individuals designated by the ABRY Entities; (ii) up to two (2) individuals designated by the Sponsor; (iii) up to two (2) individuals designated by Searchlight; (iv) the Chief Executive Officer of the Company, whom shall initially be Ronald Totton; and (v) up to three (3) independent directors recommended by the Company’s Nominating and Corporate Governance Committee, which shall initially be Dr. Bo-Linn, Mr. Donahue, and Ms. Eberhart.

Pursuant to the Second Amended and Restated Investor Rights Agreement, the directors are divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject in each case to the terms and conditions of the Second Amended and Restated Investor Rights Agreement, (i) the Class I directors shall include two (2) independent directors nominated by the Nominating and Corporate Governance Committee and approved by the Board, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; (ii) the Class II directors shall include one (1) independent director nominated by the Nominating and Corporate Governance Committee and approved by the Board, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; and (iii) the Class III directors shall include the Chief Executive Officer of the Company, and two (2) directors designated by the ABRY Entities. The chairperson of the Board is selected by a majority of the Board. As a result of the Second Amended and Restated Investor Rights Agreement and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE. For more information, see “Directors, Executive Officers and Corporate Governance — Corporate Governance—Second Amended and Restated Investor Rights Agreement.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of the director nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four (4) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

The nominees for election to the Board as directors, each of whom are currently serving on the Board, are as follows:

Name	Age	Position with the Company
Timothy M. Donahue	76	Director (Chair)
Cheemin Bo-Linn	71	Director
Andrew Frey	50	Director
James Geisler	58	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Timothy M. Donahue. Mr. Donahue has served as a member of our Board since 2021. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. During his tenure at Nextel, Nextel experienced significant improvements in financial performance, including significant growth in revenue and EBITDA. Over that same period, the market capitalization of the company increased from approximately $16 billion to approximately $40 billion. Mr. Donahue started his telecommunications career with McCaw Cellular in 1986 as president of its paging division. Mr. Donahue is currently a member of the board of directors of Ligado Networks, a wireless network provider, and former member of the board of directors of AURA Network Systems, a communications company, NVR Inc., a home builder company. Mr. Donahue is a former director of ADT Corporation, a home security provider; Covidien plc, a medical devices company; Eastman Kodak Company, an imaging company; Nextel Partners Inc., a telecommunications company; and Tyco International Ltd., a diversified company. Mr. Donahue also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association. In 2004, Institutional Investor Magazine honored Mr. Donahue as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts. Mr. Donahue received his BA in English Literature from John Carroll University. Mr. Donahue’s qualifications to serve as a member of our Board include his deep IoT industry knowledge and experience in leadership roles at numerous wireless and telecommunications companies.

Cheemin Bo-Linn. Dr. Bo-Linn has served as a member of our Board since 2021. She has operational experience as a Chief Executive Officer, and in multiple Vice President roles at a Fortune 100 company. Her governance expertise includes her previous election as a director of seven public companies, including as Lead Independent Director and Chair of every major committee including Chair of the Audit Committee at three publicly traded companies. From January 2013 through early 2023, Dr. Bo-Linn was the Chairperson and Chief Executive Officer of Peritus Partners Inc., a global analytics and valuation accelerator company, which provides strategy and operations expertise in technology, cybersecurity, financial structures, and digital transformation. From September 2010 to November 2012, Dr. Bo-Linn was Chief Marketing Officer and Chief Revenue Officer at NetLine Corporation, the largest B2B internet digital content syndication network, and mobile applications company. Prior to NetLine Corporation, Dr. Bo-Linn held multiple C-suite and M&A partner roles at various companies, including at IBM as Vice-President growing multi-billion-dollar P&L businesses. Dr. Bo-Linn presently serves as Lead Independent Director at Blackline Safety Corp., an IoT SaaS connected worker technologies and gas detection company. She is a former member of the Board of Directors at Flux Power, an energy commerce electrification company, Lake Resources, a lithium technology company, BMCH (now Builders FirstSource), Data IO, a security company, Sphere 3d, an enterprise data services and cryptocurrency mining company, and Violin Memory, a technology company. Dr. Bo-Linn has been recognized with the “Top Women Leaders in the Boardroom” by Board Prospects, “Top 50” Directors award from the National Association of Corporate Directors, was inducted into the 2015 “Hall of Fame for Women in Technology”, and recognized as a Financial Times 2021 “Top 100 Diverse Director”. Dr. Bo-Linn holds a Doctorate of Education in “Computer-based Management Information Systems and Organizational Change” from the University of Houston and is a graduate of Stanford University Graduate School of Business Executive Certificate Program. Dr. Bo-Linn’s qualifications to serve as a member of our Board include her extensive knowledge of the IoT industry and experience as audit chair and executive and director of private and public high growth technology and SaaS companies.

Andrew Frey. Mr. Frey has served as a member of our Board since November 2023. Mr. Frey is a partner at Searchlight Capital Partners, a global private equity firm. Prior to joining Searchlight Capital Partners in 2011, Mr. Frey was a managing principal at Quadrangle Group, where he primarily focused on telecommunications and technology investments. Mr. Frey serves on the board of directors of each of Mitel Networks Corporation, Consolidated Communications Holdings, Inc., and Ziply Fiber, LLC. Mr. Frey received a B.S. in finance and B.A.S. in systems engineering from the University of Pennsylvania. Mr. Frey’s qualifications to serve as a member of our Board include his significant experience as a director of technology companies.

James Geisler. Mr. Geisler has served as a member of our Board since 2022. Mr. Geisler has been an independent consultant since May 2021. From 2014 through May 2021, Mr. Geisler was a Senior Operating Partner of Cerberus Operations & Advisory Company, a management and advisory company (“COAC”), where he led due diligence matters and operational initiatives. Mr. Geisler is co-Chairman of Stratolaunch and Resonant Sciences and Audit Committee Chairman of SubCom. Mr. Geisler has previously been a member of the board of directors of DynCorp International, PaxVax, Keane Group and Your Community Bank. Prior to joining COAC, Mr. Geisler was co-Chief Financial Officer for United Technologies Corporation, a technology company (“UTC”), from 2004 to 2008 and responsible for UTC’s acquisition strategy and activity. Mr.

Geisler graduated summa cum laude from the University of Kentucky with a B.B.A. in finance and earned an MBA at the University of Virginia’s Darden Graduate School of Business Administration. Mr. Geisler’s qualifications to serve as a member of the Board include his long-term previous experience as a public company director.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of BDO USA, P.C. is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

BDO USA, P.C. also served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of BDO USA, P.C. is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of BDO USA, P.C. is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2025. Even if the appointment of BDO USA, P.C. is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, P.C., we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of KORE Group Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Cheemin Bo-Linn (Chair)

H. Paulett Eberhart

James Geisler

AUDIT MATTERS

The following table summarizes the fees of BDO USA, P.C., our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023
Audit Fees (1)	$2,433,151	$2,571,449
Audit-Related Fees (2)	—	—
Tax Fees (3)	524,360	601,068
All Other Fees	—	—
Total Fees	$2,957,511	$3,172,517

(1) Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees consist of other audit and attest services not required by statute or regulation.
(3) Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage BDO USA, P.C. to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by BDO USA, P.C. has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by BDO USA, P.C. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth certain information, as of the date hereof, concerning the persons who serve as our directors and executive officers. The information for Mr. Donahue, Dr. Bo-Linn, Mr. Frey and Mr. Geisler is included in “Proposal 1: Election of Directors.”

Name	Age	Title
Ronald Totton	53	President, Chief Executive Officer, and Director
Paul Holtz	48	Executive Vice President, Chief Financial Officer and Treasurer
Jared Deith	34	Executive Vice President and Chief Revenue Officer
Bruce Gordon	69	Executive Vice President and Chief Operating Officer
Jack W. Kennedy, Jr.	49	Executive Vice President, Chief Legal Officer and Secretary
Timothy M. Donahue	76	Director (Chair)
Cheemin Bo-Linn	71	Director
H. Paulett Eberhart	71	Director
Andrew Frey	50	Director
David Fuller	58	Director
James Geisler	58	Director
Jay M. Grossman	65	Director
Robert P. MacInnis	58	Director
Michael K. Palmer	39	Director

Executive Officers

Ronald Totton. Mr. Totton has served as our President and Chief Executive Officer, and a member of our Board since August 14, 2024. Prior to this, Mr. Totton had served as the Company’s Interim President and Chief Executive Officer since May 3, 2024, and prior to this had served as an executive officer at the Company from April 29, 2024 to May 3, 2024. Prior to joining the Company, Mr. Totton served as an advisor to Indigo Telecom, a provider of engineering services for owners and operators of digital and network infrastructure, from January 2022 to April 2024. Prior to that, from May 2020 to January 2021, Mr. Totton served as Operating Partner for Financial Services Capital Partners LLP, a private equity firm. From October 2017 to November 2019, Mr. Totton served as Chief Executive Officer for STT Cloud, a public cloud solution provider, and, from September 2010 to October 2017, held various roles at British Telecommunications plc, a telecommunications company. From January 2021 to January 2022 and November 2019 to May 2020, Mr. Totton was an independent management consultant. Mr. Totton studied Economics at McMaster University in Hamilton, Ontario, Canada. Mr. Totton’s qualifications to serve as a member of our Board include his significant experience in the telecommunications industry.

Paul Holtz. Mr. Holtz has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2022. Mr. Holtz’s role at KORE supports the Company’s focus on service delivery and to help optimize financial performance. As Chief Financial Officer, Mr. Holtz is responsible for managing all aspects of the organization’s financial operations. From November 2021 to March 2022 Mr. Holtz served as Interim Chief Financial Officer and, from May 2017 to November 2021, as a Vice President of Corporate Performance, Planning and Analytics. Prior to joining KORE, Mr. Holtz held a number of senior positions, most recently as Head of Finance for the Office of the COO at BlackBerry. Mr. Holtz CPA, CA received his Honours Bachelor’s Degree in Business Administration and Accounting from Wilfrid Laurier University. He is also a member of the Chartered Professional Accountants of Canada (CPA Canada).

Jared Deith. Mr. Deith has served as our Executive Vice President and Chief Revenue Officer since January 31, 2025. Prior to this, Mr. Deith served as the Company’s Executive Vice President, Connected Health since August 2024. Prior to this, Mr. Deith had been serving as contracted advisor to the Company and its subsidiaries since April 2024. Previously, Mr. Deith had served as Senior Vice President, Indirect Channels and E-Commerce for the Company from January 2023 through April 2024 and as Senior Vice President, Integration from February 2022 through January 2023. Mr. Deith joined the Company in February 2022 after the Company’s acquisition of Business Mobility Partners, Inc. and Simon IoT LLC, where he served as President and Founder from July 2016 to February 2022 and as CEO and Co-Founder from September 2018 through February 2022, respectively.

Bruce Gordon. Mr. Gordon has served as our Executive Vice President and Chief Operating Officer since July 2024. Mr. Gordon also serves as Executive Chairman to GeoDigital, a provider of 3D services and geospatial intelligence software, since January 2021, where he previously served as Chief Executive officer from June 2016 to December 2020. He has also held senior roles at USHR, Pegasus PTY LTD, Infor and Descartes Systems Group. Mr. Gordon has a B.Sc. degree in Computer Information Systems.

Jack W. Kennedy Jr. Mr. Kennedy has served as our Executive Vice President, Chief Legal Officer and Secretary since December 2021. Mr. Kennedy joined KORE in October 2021. From 2009 to 2013 and from November 2016 to October 2021, Mr. Kennedy was Vice President and

Corporate Counsel for PRGX, where he provided legal advice on all aspects of the company’s operations. In 2013, Mr. Kennedy started as Senior Vice President & Chief Legal Officer at Streamline Health Solutions, Inc., a provider of healthcare information technology services, where he later became Senior Vice President, Administration and served until 2016. Mr. Kennedy has also served as in-house counsel for Stiefel Laboratories, Inc., a specialty pharmaceutical company. Prior to his in-house legal career, Mr. Kennedy practiced at the law firms of Troutman Sanders LLP in Atlanta, Georgia and Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. He received a JD from Tulane University and a BA and BS from Mercer University and is admitted to the state bars of Texas and Georgia.

Non-Employee Directors

H. Paulett Eberhart. Ms. Eberhart has served as a member of our Board since 2022. Ms. Eberhart has served as the Chairman and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014. Previously, she was President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chairman and Chief Executive Officers of HMS Ventures from 2009 to 2011; and President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009. Ms. Eberhart had an extensive career at Electronic Data Systems (EDS) serving in various executive, financial, and operational roles. Ms. Eberhart is a Certified Public Accountant and is also a director of LPL Financial Holdings Inc., Valero Energy Corporation and Fluor Corporation. She is a former director of Anadarko Petroleum Corporation, serving as lead director, Advanced Micro Devices (AMD) and Cameron International Corporation. Ms. Eberhart’s qualifications to serve as a member of our Board include her significant experience as an executive and director of technology companies.

David Fuller. Mr. Fuller has served as a member of our Board since November 2023. Mr. Fuller is currently an Operating Partner at Searchlight Capital Partners and previously served as a Senior Advisor to the Technology, Media and Telecom practice at Boston Consulting Group, a global management consulting firm. From March 2021 to January 2022, Mr. Fuller was the President of Rogers Wireless at Rogers Communications Inc., a Canadian communications and media company. Previous to this, from 2014 to January 2019, Mr. Fuller was Executive Vice President of TELUS Corporation (“TELUS”), a Canadian telecommunications company, where he held the role of President, TELUS Consumer and Small Business Solutions. He also served as the Chief Marketing Officer of TELUS from 2009 to 2014 and the Senior Vice President, Business Solutions Marketing from 2004 to 2009. Prior to joining TELUS, Mr. Fuller spent almost 15 years in the management consulting industry with a number of firms, culminating in the country managing partner role at KPMG Consulting. Mr. Fuller is a corporate director of Great-West Lifeco and Canada Life. He also serves as a director on the boards of directors of Consolidated Communications Holdings, Ziply Fiber LLC and Mitel Networks Corporation. Mr. Fuller is a professional engineer and holds an MBA from the Schulich School of Business at York University and a Bachelor of Applied Science in Engineering from Queen’s University. Mr. Fuller’s qualifications to serve as a member of our Board include his significant experience as a director of technology companies.

Jay M. Grossman. Mr. Grossman has served as a member of our Board since 2023. Mr. Grossman is the Chair of ABRY Partners, LLC, a private equity fund (“ABRY Partners”), which he joined in 1996. Prior to joining ABRY Partners, Mr. Grossman was Managing Director and co-head of the Media and Entertainment Group at Prudential Securities, Inc., a financial services company, and a member of the corporate finance department of Kidder, Peabody & Company, a securities firm. Mr. Grossman is currently a director of Nexstar, where he has served since 1997, and was its Vice President and Assistant Secretary from 1997 until March 2002. He has been Chair of Nexstar’s Compensation Committee since September 2022. Previously, Mr. Grossman served on the board of directors of a wide variety of companies including Atlantic Broadband, Q9 Networks, Sidera Networks, WideOpenWest Holdings, Consolidated Theaters, Country Road Communications, Monitronics International, Caprock Communications, Cyrus One Networks, Executive Health Resources and Hosted Solutions. Mr. Grossman received an MBA from Harvard Business School and is an honors graduate of Dickinson College. Mr. Grossman’s qualifications to serve as a member of the Board include his long-term experience as a public company director with Nexstar and his service on the boards of various private companies in diverse industries.

Robert P. MacInnis. Mr. MacInnis has served as a member of our Board since 2021. Mr. MacInnis has worked at ABRY Partners since December 1998, where he is currently a Senior Advisor. Mr. MacInnis also currently serves on the board of directors of Aegis Sciences Corp. and Automated Healthcare Solutions. In the past, Mr. MacInnis has served on the board of Consolidated Theatres, RCN Cable, Sidera Networks, Network Communications, Inc., XAnd, Datapipe, North American Dental Group, Muzak LLC, Proquest, Psychological Services, Inc., and several others. Prior to working at ABRY Partners, Mr. MacInnis was a senior manager at PricewaterhouseCoopers LLP from June 1991 through May 1997. Mr. MacInnis graduated summa cum laude from Merrimack College with a B.S. in business and received an M.B.A. summa cum laude from Boston University. Mr. MacInnis’ qualifications to serve as a member of our Board include his significant transactional and management experience developed over his career with ABRY Partners.

Michael K. Palmer. Mr. Palmer has served as a member of our Board since 2021. Mr. Palmer has served as a Managing Director at Cerberus within Cerberus’ private equity platform, which invests in global companies across various industries and geographies. In this role, Mr. Palmer helps support Cerberus’ private equity investments in healthcare, telecommunications and technology companies. Mr. Palmer has assisted in the identification of opportunities to collaborate with innovative managers and invest in sectors undergoing transformation. Mr. Palmer has also contributed to the development of Cerberus’ investing practice in emerging markets and he currently serves on Cerberus’ Emerging Markets Investment Committee. Mr. Palmer is also on the board of directors of Stratolaunch, an American aerospace company that develops and operates technologies to fulfill national priorities; and AURA Network Systems, a company focused on developing a dedicated nationwide air-to-ground wireless communications network. Mr. Palmer previously served on the board of directors of Steward Health Care, an accountable care organization, Covis Pharma, a specialty pharmaceuticals company, PaxVax Global, a global specialty vaccines business, and Print Media Holdings, a division of YP Holdings, which was an advertising solutions platform that Cerberus carved out of AT&T. Mr. Palmer is a graduate of Duke University. Mr. Palmer’s qualifications to serve as a member of our Board include his significant management experience developed over his career with Cerberus and prior service on the boards of various companies.

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics, and a charter for our Audit Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. Our Code of Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

You can access our Audit Committee charter, our Nominating and Corporate Governance Committee Charter, our Compensation Committee Charter, our Corporate Governance Guidelines, and our Code of Ethics on our website at https://ir.korewireless.com/corporate-governance/governance-documents, or by writing to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website rather than by filing a Current Report on Form 8-K.

Board Composition

Our Board currently consists of ten (10) members: Timothy M. Donahue, Cheemin Bo-Linn, H. Paulett Eberhart, Andrew Frey, David Fuller, James Geisler, Jay M. Grossman, Robert P. MacInnis, Michael K. Palmer, and Ronald Totton. Subject to obtaining any required stockholder votes or consents under the Second Amended and Restated Investor Rights Agreement, our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Notwithstanding the foregoing, the ABRY Entities, Searchlight, and Sponsor, (each, a “Holder”) each agree to vote, or cause to be voted, all shares of common stock owned by such Holder, or over which such Holder has voting control, and the Company agrees to take all necessary action, from time to time and at all times, to ensure: (i) pursuant to the terms and conditions of the Second Amended and Restated Investor Rights Agreement, the removal for cause of any director designated to the Company by the ABRY Entities, Searchlight or Sponsor upon the written request of the ABRY Entities, Searchlight or Sponsor, respectively; and (ii) that the vacancy, caused by reason of death, removal for cause or resignation, of any director designated to the Company by the ABRY Entities, Searchlight or Sponsor be filled by the replacement director designated to the Company by the ABRY Entities, Searchlight or Sponsor, respectively, as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

Second Amended and Restated Investor Rights Agreement

On October 30, 2024, the Company entered into the Second Amended and Restated Investor Rights Agreement, pursuant to which the Company agreed to take all necessary action to cause the Board to be comprised of up to ten (10) directors, including: (i) up to two (2) individuals designated by the ABRY Entities; (ii) up to two (2) individuals designated by the Sponsor; (iii) up to two (2) individuals designated by Searchlight; (iv) the Chief Executive Officer of the Company, whom shall initially be Ronald Totton; and (v) up to three (3) independent directors recommended by the Company’s Nominating and Corporate Governance Committee, which shall initially be Dr. Bo-Linn, Mr. Donahue and Ms. Eberhart.

Pursuant to the Second Amended and Restated Investor Rights Agreement, the directors are divided into three (3) classes of directors, with each class serving for staggered three (3)-year terms. Subject in each case to the terms and conditions of the Second Amended and Restated Investor Rights Agreement, (i) the Class I directors shall include two (2) independent directors nominated by the Nominating and Corporate Governance Committee and approved by the Board, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; (ii) the Class II directors shall include one (1) independent director nominated by the Nominating and Corporate Governance Committee and approved by the Board, one (1) director designated by Searchlight, and one (1) director designated by the Sponsor; and (iii) the Class III directors shall include the Chief Executive Officer of the Company, and two (2) directors designated by the ABRY Entities. The chairperson of the Board is selected by a majority of the Board. As a result of the Second Amended and Restated Investor Rights Agreement and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE.

Our Board is divided among the three classes as follows:

•the Class I directors are Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey and James Geisler, and their terms will expire at the Annual Meeting;
•the Class II directors are David Fuller, Michael K. Palmer and H. Paulett Eberhart, and their terms expire at the Annual Meeting of Stockholders to be held in 2026; and

•the Class III directors are Jay M. Grossman Robert P. MacInnis and Ronald Totton,, and their terms will expire at the Annual Meeting of Stockholders to be held in 2027.

Director Independence

The Board assesses the independence of each director annually, and of each director nominee, in accordance with the Company’s Corporate Governance Guidelines and the NYSE listing standards. The independence guidelines in the Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

A majority of the Board must be independent under NYSE listing standards and the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit Committee and the Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the SEC and NYSE, respectively.

The Board has determined that a majority (nine out of ten) of our directors are independent. Each member, including the chair, of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee qualifies as independent. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and each of them, including ordinary course commercial relationships in the last three years. The Board has determined the following directors to be independent: Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey, David Fuller, Jay M. Grossman, Robert P. MacInnis, Michael K. Palmer, H. Paulett Eberhart and James Geisler.

Compensation Committee Interlocks and Insider Participation

During 2024, Mr. Frey, Mr. Grossman, Mr. MacInnis and Mr. Palmer served on the Compensation Committee. None of the current or past members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our Compensation Committee or the Board. There were no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this proxy statement. None of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

Director Candidates

Subject to the terms of the Second Amended and Restated Investor Rights Agreement, the Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Second Amended and Restated Investor Rights Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the Board designation rights provided to the parties to the Second Amended and Restated Investor Rights Agreement.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Board, in approving (and, in the case of vacancies, appointing) candidates for election, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: experience and expertise in the IoT, SaaS, analytics and technology-enabled services industries; experience and expertise in global telecommunications carrier, mobile network operator and satellite connectivity industries, experience and expertise in the Company’s key vertical sales areas (i.e., connected health, fleet, asset, industrial IoT and communications service providers); and public company board experience, with an emphasis on governance expertise. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual will be evaluated in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.

Communications from Stockholders and Interested Parties

The Board will give appropriate attention to written communications that are submitted by stockholders and interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and interested parties and for providing copies or summaries to the Board as a whole, independent directors or individual directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders and interested parties who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, KORE Group Holdings, Inc., 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346.

Board Leadership Structure and Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management intends to review these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its Audit Committee, which oversees risks inherent in its area of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

The roles of Chairman of the Board and Chief Executive Officer are currently separate. Currently, Mr. Donahue serves as the Company’s non-executive Chairman of the Board and Mr. Totton serves as the Company’s President and Chief Executive Officer. The Board believes that this is currently the most effective leadership structure for the Company, striking an appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.

Having Mr. Donahue, an independent director, serve as Chairman of the Board helps to promote the independent and effective oversight of the Board and management and to facilitate free and open discussion and communication among the independent directors. The Chairman of the Board presides at all executive sessions of the Board at which only independent directors are present. These executive sessions are held to discuss various issues and matters of concern to the Board, including the effectiveness of management, the Company’s performance and the Company’s strategic plans. The executive sessions are generally held in conjunction with regularly scheduled meetings of the Board, but may be called at any time by our Chairman of the Board or any of our other independent directors. Our Chairman of the Board typically sets the agenda for these executive sessions with input from the other independent directors and discusses issues that arise from those sessions with our Chief Executive Officer or other members of management, as appropriate.

Insider Trading Policy; Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy that governs the purchase, sale, and other dispositions of our securities by our directors, officers and employees and that is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable NYSE listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Timing of Grants of Certain Equity Awards

We grant equity awards on an annual basis and also on a discretionary basis in connection with certain events such as the commencement of employment or permanent employment or as the Compensation Committee deems necessary. We have historically granted RSUs, PSUs, and PSUs with market-based terms; and although our Incentive Plan allows for the grants of instruments such as stock options or stock appreciation rights, have not granted such awards. We do not have a formal policy regarding the timing of awards of any stock-based compensation in relation to our disclosure of material nonpublic information. However, the Compensation Committee does not grant any stock-based compensation awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

Attendance by Members of the Board at Meetings

Under our Corporate Governance Guidelines, which is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to: (i) become and remain informed about KORE, its business and its industry; (ii) attend all meetings of the Board and of Board committees on which they serve, having read and considered any materials distributed in advance of the meeting; and (iii) participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights. In 2024, our Board met eight times and each director attended at least 75 percent of the total number of meetings of the Board and the committees on which he or she served during his or her tenure as a Board or committee.

COMMITTEES OF THE BOARD

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a written charter that has been approved by our Board.

Audit Committee

Our Audit Committee’s responsibilities include:

•reviewing, overseeing, and discussing with the independent registered public accounting firm their annual audit plan, including the timing and scope of audit activities, and monitoring such plan’s progress and results during the year;
•discussing with our independent registered public accounting firm their independence from management;
•electing, retaining, compensating, overseeing, and, if necessary, terminating, any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;
•reviewing and discussing the annual audited financial statements and quarterly financial statements, the form of audit opinion to be issued by the auditors, and the Company’s disclosures;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Audit Committee are Cheemin Bo-Linn, H. Paulett Eberhart, and James Geisler. Cheemin Bo-Linn serves as the Chair of the committee. Our Board has affirmatively determined that each of Dr. Bo-Linn, Ms. Eberhart and Mr. Geisler are independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that Dr. Bo-Linn qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar NYSE rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met 15 times in 2024.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•reviewing at least annually the goals and objectives of the Company’s executive compensation plans, and modifying these goals and objectives if the Committee deems it appropriate;
•evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s executive compensation plans;
•evaluating at least annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plan;
•reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s independent directors; and
•reviewing and approving all perquisites, special cash payments and other special compensation and benefit arrangements or other personal benefits to the Company’s executive officers and directors and recommending any changes to the Board with respect to directors.

The Compensation Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Compensation Committee are Andrew Frey, Jay M. Grossman, Robert P. MacInnis and Michael K. Palmer and Mr. Frey serves as the Chair of the committee.

The Compensation Committee met one time in 2024.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become members of the Board and ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;
•developing and recommending to the Board for approval standards for determining whether a director is independent;
•developing the criteria to be used by the Committee in recommending directors to the Board;
•overseeing the periodic self-evaluations of the Board and its committees;
•overseeing engagement with stockholders and proxy advisory firms; and
•reviewing and discussing with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Board committees, director independence and the director nominations process, and recommending that this disclosure be included in the Company’s proxy statement or Annual Report on Form 10-K.

The Nominating and Corporate Governance Committee charter is available on our website at https://ir.korewireless.com/corporate-governance/governance-documents. The members of the Nominating and Corporate Governance Committee are Cheemin Bo-Linn, Robert P. MacInnis, H. Paulett Eberhart, and David Fuller. Mr. MacInnis serves as the Chair of the committee.

The Nominating and Corporate Governance Committee did not meet in 2024. The Nominating and Corporate Governance Committee conducted its business through written consents during 2024.

EXECUTIVE AND DIRECTOR COMPENSATION

We are currently considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

This section discusses the material components of the executive compensation program for our “named executive officers”. For the fiscal year ended December 31, 2024, our named executive officers and their positions with us were as follows:

•Ronald Totton, Chief Executive Officer;
•Romil Bahl, Former President and Chief Executive Officer;
•Jack W. Kennedy Jr,. Executive Vice President, Chief Legal Officer and Secretary;
•Bryan Lubel, Former Executive Vice President and General Manager, Global Industries; and
•Jason Dietrich, Former Executive Vice President and Chief Revenue Officer.

2024 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2024 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ronald Totton (5)	2024	$466,732	$225,000	$—	$860,500	$28,498	$1,580,730
President and Chief Executive Officer

Romil Bahl (6)	2024	$244,231	$98,438	$—	$—	$251,365	$594,034
Former President and Chief Executive Officer	2023	$750,000	$—	$3,040,507	$—	$26,377	$3,816,884

Jack W. Kennedy Jr. (7)	2024	$348,357	$78,750	$90,852	$—	$31,697	$549,656
Executive Vice President, Chief Legal Officer, and Secretary

Bryan Lubel (8)	2024	$320,565	$140,000	$105,994	$—	$8,966	$575,525
Former Executive Vice President and General Manager, Global Industries	2023	$400,000	$—	$378,066	$—	$16,875	$794,941

Jason Dietrich (9)	2024	$387,040	$300,000	$105,994	$—	$30,805	$823,839
Former Executive Vice President and Chief Revenue Officer	2023	$223,077	$—	$—	$736,481	$9,189	$968,747

(1) The amounts reported in this column represent retention bonuses paid to Messrs. Bahl, Kennedy, and Lubel, a signing bonus paid to Mr. Totton, an acceleration of Mr. Lubel’s time vesting portion of the 2024 cash long-term incentive award upon termination of his employment, and a guaranteed bonus paid to Mr. Dietrich during fiscal year 2024, as further described in the section below titled “Narrative to 2024 Summary Compensation Table — Annual Cash Bonuses.”
(2) The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the stock awards that were granted to each of our named executive officers under the Incentive Plan (as defined below) in fiscal year 2024. Please see the section below titled “Narrative to 2024 Summary Compensation Table – Long-Term Equity Compensation” and the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below for further details on these grants.

(3) The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the stock awards that were granted under Inducement Grants in fiscal years 2024 and 2023. Please see the section below titled “Narrative to 2024 Summary Compensation Table – Long-Term Equity Compensation” and the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below for further details on these grants.
(4) The amounts reported in this column represent, for fiscal year 2024, the following: (a) the aggregate matching contributions to the KORE 401(k) Retirement Savings Plan made by the Company that vested in fiscal year 2024 for Mr. Totton (10,350), Mr. Bahl ($1,906), Mr. Kennedy (10,350), Mr. Lubel ($8,966) and Mr. Dietrich (3,583); (b) health insurance and other welfare benefit premiums paid by the Company in fiscal year 2024 on behalf of Mr. Totton ($18,148), Mr. Bahl ($9,074), Mr. Kennedy ($13,500), and Mr. Dietrich ($27,222) (c) the contribution made by the Company in fiscal year 2024 to the health savings account for Mr. Kennedy ($1,000) and (Mr. Lubel ($1,000), and (d) $240,385 paid during 2024 to Mr. Bahl as post-employment salary continuance and severance, as described in the section “Potential Payments Upon Termination or Change in Control”.
(5) Mr. Totton commenced employment with the Company as Interim President and CEO on April 29, 2024, and was appointed as President and CEO on August 14, 2024.
(6) On April 29, 2024, the Company announced that the Board and Mr. Bahl had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024.
(7) Mr. Kennedy became a named executive officer in 2024.
(8) Mr. Lubel’s service as an executive officer of the Company ceased on August 14, 2024.
(9) Mr. Dietrich’s employment with the Company commenced on June 12, 2023 and ceased on January 31, 2025.

Narrative to 2024 Summary Compensation Table

Base Salaries

In fiscal year 2024, the named executive officers received an annual base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Totton’s annual base salary as Interim CEO was $75,000 per month, which was then set at $600,000 per annum upon his appointment as permanent CEO. Mr. Bahl’s annual base salary was $750,000 per annum. Mr. Kennedy’s base salary was $300,000 per annum until April 1, 2024, when it was increased to $385,000 per annum. Mr. Lubel’s base salary was $400,000 per annum until May 21, 2024, when it was increased to $430,000 per annum. Mr. Dietrich’s base salary was $400,000 per annum until May 21, 2024, when it was increased to $430,000 per annum. The actual base salaries earned by our named executive officers for fiscal year 2024 are set forth above in the “2024 Summary Compensation Table.”

Annual Cash Bonuses

We incentivize our named executive officers with performance-based annual cash bonuses that are intended to reward the achievement of corporate performance objectives, which for fiscal year 2024 included Company revenue and Adjusted EBITDA objectives established by our Compensation Committee in February 2024. The target percentage amounts for the annual cash bonuses for each of our named executive officers are set forth in the applicable executive’s employment agreement. Messrs. Bahl, Kennedy, and Lubel were each eligible to receive annual target cash bonuses of up to 75% of their 2023 base salaries payable in 2024; and, in the case of Messrs. Bahl and Lubel, prorated for the dates of employment as an executive officer of the Company. Based on the Company’s fiscal year 2023 performance, the corporate performance objectives described above were not achieved, and therefore our named executive officers did not receive a performance-based annual cash bonus in fiscal year 2024.

Mr. Totton received a signing bonus of $450,000, of which half was payable and paid in 2024 as set forth in the 2024 Summary Compensation Table, with the remainder payable and paid in 2025. Messrs. Bahl and Kennedy each received retention bonuses in 2024. Upon termination of his employment as an executive officer of the Company, Mr. Lubel received an accelerated payment of the time-vesting portion of his 2024 Cash Long-Term Incentive Plan grant. Mr. Dietrich’s bonus was a guaranteed bonus.

Cash Long-Term Incentive Awards

On May 22, 2024, Messrs. Kennedy, Lubel, and Dietrich were each granted cash awards in the amount of $360,000, $420,000 and $420,000, of which (i) one-third of the cash award shall vest and become payable in three substantially equal installments on the first three anniversaries of the grant date, and (ii) two-thirds of the cash award shall vest and become payable based upon the Company’s achievement of specified corporate performance metrics, as determined by the Board in its sole discretion, during the applicable performance periods set forth in the cash award, vesting in equal installments on March 31, 2026 and March 31, 2027, if the targets are achieved, and in in each case subject to the continued employment by the Company from the grant date through the applicable vesting date, although the employment agreements for each of Messrs. Kennedy, Lubel, and Dietrich allow for the time-vesting portion to accelerate upon termination without cause or for good reason.

Accordingly, Mr. Lubel received an accelerated payment of the time-vesting portion of his 2024 cash long-term incentive award in 2024. Mr. Dietrich received an accelerated payment of the time-vesting portion of his 2024 cash long-term incentive award in 2025.

Long-Term Equity Compensation

Equity Incentive Plan

Our Board adopted, and our stockholders approved, the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan, as it may be amended from time to time (the “Incentive Plan”), in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), consultants and other service providers of the Company and certain of our affiliates, and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

Equity Grants in 2024

On April 29, 2025, Mr. Totton received, as a material inducement to his joining the Company as Interim President and Chief Executive Officer, an award of restricted stock units in respect of 50,000 shares of common stock, which vest one year from the date of grant. These RSUs were all granted outside of the Incentive Plan, but generally have terms and conditions consistent with those set forth in the Incentive Plan. On August 14, 2025, Mr. Totton received an award of restricted stock units in respect of 200,000 shares of common stock, of which 16,666 RSUs shall vest on the first anniversary of the grant date, 54,166 RSUs shall vest on the second anniversary of the grant date, 54,168 RSUs shall vest on the third anniversary of the grant date, and 75,000 RSUs shall vest on the fourth anniversary of the grant date.

On May 22, 2024, Mr. Kennedy was granted an award of restricted stock units in respect of 24,000 shares of common stock, which vest in three equal installments on each anniversary of the grant date.

On May 22, 2024, Messrs. Lubel and Dietrich were each granted an award of restricted stock units in respect of 28,000 shares of common stock, which were to vest in three equal installments on each anniversary of the grant date; however, Mr. Lubel’s stock grant vested in 2024 upon termination of employment and Mr. Dietrich’s stock grant vested in 2025 upon termination of employment as described in the section titled “Potential Payments Upon Termination or Change in Control”.

Other Elements of Compensation

Retirement Plans

In fiscal year 2024, the named executive officers participated in a 401(k) retirement savings plan maintained by KORE. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In fiscal year 2024, contributions made by participants in the Company’s 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are generally unvested as of the date on which the contribution is made, and vest 25% over a four-year period, subject to continued service. Our named executive officers will continue to participate in the Company’s 401(k) plan on the same terms as other full-time employees.

Employee Benefits and Perquisites

Health/Welfare Plans

In fiscal year 2024, the named executive officers participated in health and welfare plans maintained by KORE, including:

•medical, dental and vision benefits for which the Company pays the full amount of the premiums on behalf of our named executive officers;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance and accidental death and dismemberment insurance;
•life insurance; and
•vacation and paid holidays.

No Tax Gross-Ups

In fiscal year 2024, KORE did not make gross-up payments to cover the named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by KORE.

Employment Agreements with Named Executive Officers

Ronald Totton and Jack W. Kennedy Jr. Agreements

On April 29, 2024, the Company and the Mr. Totton entered into a Letter Agreement whereby Mr. Totton was employed by the Company as the Interim President and Chief Executive Officer of the Company (the “Letter Agreement”). On August 14, 2024, the Letter Agreement was terminated, and Mr. Totton entered into an employment agreement with the Company to serve as its President and Chief Executive Officer.

On March 10, 2022, Mr. Kennedy entered into an employment agreement with the Company to serve as its Executive Vice President, Chief Legal Officer, and Secretary.

Each of Messrs. Totton’s and Kennedy’s employment agreements provide for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or the applicable executive provides 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to their respective employment agreement, each executive is entitled to the following salaries: for Mr. Totton, $600,000 and for Mr. Kennedy, $300,000. Each executive’s salary will be reviewed annually by our Board solely for upward adjustment at the Board’s discretion. Each of Messrs. Totton’s and Kennedy’s employment agreements also provide that each such executive is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of their respective employment agreement, each of Messrs. Totton and Kennedy are entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

Employment Agreements with Former Named Executive Officers

Romil Bahl Employment Agreement

On September 22, 2017, Mr. Bahl entered into an employment agreement with KORE Wireless to serve as Chief Executive Officer, which was subsequently amended and restated on November 17, 2021. Mr. Bahl’s employment agreement provided for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or Mr. Bahl provided 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to his employment agreement, Mr. Bahl was entitled to an annual base salary of $750,000, which was reviewed annually by our Board solely for upward adjustment at the Board’s discretion. The employment agreement also provided that Mr. Bahl was eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of his employment agreement, Mr. Bahl was entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

On April 29, 2024, the Company announced that the Board and Mr. Bahl had mutually agreed that Mr. Bahl would step down as President and Chief Executive Officer and a member of the Board, effective as of May 3, 2024. In connection with the separation of Mr. Bahl’s employment with the Company, the Company entered into a General Release with Mr. Bahl that provides Mr. Bahl with benefits consistent with the terms of Mr. Bahl’s amended and restated employment agreement with the Company.

Bryan Lubel and Jason Dietrich Employment Agreements

On November 22, 2019, Mr. Lubel entered into an employment agreement with KORE Wireless to serve as Executive Vice President, Healthcare IoT Solutions & Managed Services, which was subsequently amended and restated on March 15, 2022.

On June 12, 2023, Mr. Dietrich entered into an employment agreement with KORE Wireless to serve as Executive Vice President and Chief Revenue Officer.

Each of Messrs. Lubel’s and Dietrich’s employment agreements provided for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or the applicable executive provided 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to their respective employment agreements, each executive was entitled to the following salaries: for Mr. Lubel, $400,000 and for Mr. Dietrich, $400,000. Each executive’s salary was reviewed annually by our Board solely for upward adjustment at the Board’s discretion. Each of Messrs. Lubel’s and Dietrich’s employment agreements also provided that each such executive was eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Pursuant to the terms of their respective employment agreement, each of Messrs. Lubel and Dietrich was entitled to receive severance payments and benefits in certain limited circumstances. Such severance payments and benefits are described in more detail below in the section titled “Potential Payments Upon Termination or Change in Control”.

Mr. Lubel’s service as an executive officer of the Company ceased on August 14, 2024, and Mr. Dietrich’s employment with the Company ceased on January 31, 2025.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2024:

	Stock awards
Name	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)	Equity incentive plan awards: market value of unearned shares, units, or other rights that have not vested ($)(1)
Ronald Totton	4/29/2024	50,000 (2)	$161,000	—	$—
	8/14/2024	200,000 (3)	$644,000	—	$—
Romil Bahl	3/7/2023	—	$—	177,913 (4)	$572,880
Jack W. Kennedy Jr.	1/4/2022	—	$—	7,395 (5)	$23,812
	1/4/2022	8,568 (6)	$27,589	—	$—
	3/7/2023	—	$—	15,567 (7)	$50,126
	2/9/2023	10,378 (8)	$33,417	—	$—
	5/22/2024	24,000 (9)	$77,280	—	$—
Jason Dietrich	6/12/2023	108,346 (10)	$348,874	—	$—

(1) Calculated based on the closing price for our common stock on December 31, 2024, which was $3.22.
(2) Represents an Inducement Grant of RSUs which vest one year after the date of grant.
(3) Represents RSUs granted upon transition from Interim CEO to CEO, of which 16,666 RSUs shall vest on the first anniversary of the grant date, 54,166 RSUs shall vest on the second anniversary of the grant date, 54,168 RSUs shall vest on the third anniversary of the grant date, and 75,000 RSUs shall vest on the fourth anniversary of the grant date.
(4) Represents PSUs outstanding as part of Mr. Bahl’s employment agreement regarding his terms of separation from the Company, which will vest for Mr. Bahl on March 31, 2026, if the PSUs vest for other employees of the Company. The maximum number of PSUs is set forth in this table, assuming the Company performance targets are met at 100%.
(5) Represents 100% of the potential PSUs granted, of which the achievement percentage of the Company’s targets was 71.286%, thus, 5,271 shares vested on March 31, 2025.
(6) 3,287 of these RSUs vested on January 4, 2025, and the remainder shall vest on September 30, 2025.
(7) Represents PSUs outstanding assuming the Company performance targets are met at 100%. These PSUs will vest on March 31, 2026, assuming the achievement of at least a threshold relating to Company performance targets.
(8) These unvested RSUs will vest equally on February 9, 2025 and February 9, 2026.
(9) Represents RSUs which will vest in three equal installments on each anniversary of the grant date.
(10) Represents an Inducement Grant of RSUs which vested in full on January 31, 2025 upon Mr. Dietrich’s separation from employment with the Company.

Equity Compensation Plan Information

We maintain the Incentive Plan, pursuant to which we may grant awards of (i) incentive and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance awards, or (vi) other stock-based awards.

The following table provides certain information about the Company’s equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(1)
Equity compensation plans previously approved by security holders	—	$—	614,472
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	614,472

(1) Represents 614,472 shares available for future issuance under the Incentive Plan.

Potential Payments Upon Termination or Change in Control

Ronald Totton

Mr. Totton is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company “without cause” (as defined in the employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by Mr. Totton for “good reason” (as defined in the employment agreement) consisting of the following, in addition to accrued benefits:

•any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination;
•payment of the base salary in effect immediately preceding the date of termination (or, if greater, Mr. Totton’s salary in effect immediately preceding a material reduction in his then current salary, for which Mr. Totton has terminated his employment for good reason) for the period equal to twelve (12) months, payable in accordance with the established payroll practices of the Company (but no less frequently than monthly), beginning on the first payroll date following 60 days after the date of termination, with Mr. Totton to receive at that time a lump sum payment with respect to any installments that he was entitled to receive during the first 60 days following the date of termination, and the remaining payments made as if they had commenced immediately following the date of termination;
•a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year;
•continuation of any health care (medical, dental and vision) plan coverage provided to Mr. Totton and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage will terminate in the event Mr. Totton becomes eligible for coverage under another employer’s plans;
•(i) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest; and
•payment of one year of outplacement services from an outplacement service provider of Mr. Totton’s choice, limited to $20,000 in total.

If Mr. Totton’s employment terminates by reason of his death or “disability” (as defined in the employment agreement), in addition to any accrued benefits, Mr. Totton or his estate is entitled to receive payment of any prior year annual bonus, the prorated annual bonus described above, and the equity vesting treatment described above, as well as any benefits to which he is entitled by law (at Mr. Totton’s or his estate’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable to Mr. Totton pursuant to his employment agreement are subject to his execution of a release of claims and continued compliance with the applicable restrictive covenants. Pursuant to his employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, Mr. Totton is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

Romil Bahl

Mr. Bahl received severance payments and benefits upon termination of his employment by the Company, consisting of the following, in addition to accrued benefits:

•post-employment salary continuance totaling $113,462 paid from July 15, 2024 through August 31, 2024 and post-employment severance payments totaling $326,520 (in two lump sum amounts consisting of $126,923 which was paid in 2024 and $199,597 which was paid in 2025);
•continuation of any health care (medical, dental and vision) plan coverage provided to Mr. Bahl and his dependents during the severance period; which was then effectively paid by Mr. Bahl after he became eligible for coverage under another employer’s plans;
•all unvested equity or equity-based awards in the Company that were to vest solely based on passage of time became automatically vested in 2024; and
•the unvested PSU award that is to vest on March 31, 2026 based on achievement of the Company’s Adjusted EBITDA and/or revenue criteria relating to 2025 remains outstanding and eligible to vest based on the Company’s achievement of such performance criteria as if Mr. Bahl’s employment had not terminated.

Any severance benefits or payments paid or payable to Mr. Bahl pursuant to his employment agreement were subject to his execution of a General Release of claims and are subject to continued compliance with the applicable restrictive covenants of non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality. The material terms of Mr. Bahl’s General Release have been disclosed in an applicable public filing with the SEC.

Jack W. Kennedy Jr, Bryan Lubel, and Jason Dietrich

Each of Messrs. Kennedy, Lubel, and Dietrich is entitled to receive severance payments and benefits upon a qualifying termination of the applicable executive’s employment by the Company “without cause” (as defined in the applicable employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by the applicable executive for “good reason” (as defined in the applicable employment agreement) consisting of the following, in addition to accrued benefits:

•any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination;
•payment of base salary in effect immediately preceding the date of termination (or, if greater, such executive’s base salary in effect immediately preceding a material reduction in such executive’s then current base salary, for which such executive has terminated his employment for good reason) equal to 12 months, payable in accordance with the established payroll practices of the Company;
•a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year;
•continuation of any health care (medical, dental and vision) plan coverage provided to such executive and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage (or payments, as applicable) will terminate in the event such executive becomes eligible for coverage under another employer’s plans; and
•all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If the applicable executive’s employment terminates by reason of his death or “disability” (as defined in the applicable employment agreements), in addition to any accrued benefits, such executive (or such executive’s estate, as applicable) is entitled to receive payment of any prior year annual bonus and the prorated annual bonus described above, as well as any benefits to which he is entitled by law (at such executive’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable pursuant to the applicable executive under his respective employment agreement are subject to his execution of a release of claims. Pursuant to the applicable employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, each of Messrs. Kennedy, Lubel, and Dietrich is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

Effective August 14, 2024, Mr. Lubel ceased serving as an executive officer of the Company. Effective January 31, 2025, Mr. Dietrich’s employment with the Company was terminated without cause.

Recovery of Erroneously Awarded Compensation

As previously disclosed in Item 4.02 to our Current Report on Form 8-K filed with the SEC on November 12, 2024, subsequent to the filing of our Original Form 10-Q for the second quarter of 2024, we identified an error related to the calculation of the goodwill impairment which was reflected in our Unaudited Condensed Consolidated Financial Statements as of and for the three and six month periods ended June 30, 2024 (the “Affected Period”). As a result of this calculation error in the second quarter of 2024, “Operating loss” for the three and six month periods ended June 30, 2024 was understated by $17.7 million in our Unaudited Condensed Consolidated Statements of Operations, and at the same time, “Goodwill” as of June 30, 2024 was overstated by the same amount in our Unaudited Condensed Consolidated Balance Sheet for the Affected Period included within the Original Form 10-Q (together, these adjustments are referred to as the “Restatement Adjustments”).

Additionally, as of and for the three and six months ended June 30, 2024, the Company identified other immaterial errors that have also been corrected with the filing of the amended Form 10-Q for the second quarter of 2024 (together, referred to as the “Immaterial Error Corrections”.

The primary immaterial error that the Company identified was an error related to goodwill impairment and deferred taxes recorded at the goodwill impairment dates of the third quarter of 2023 and at year-end 2022. This accounting error occurred due to the need for a “simultaneous equation” that was required to be performed to accurately reflect the fact that the goodwill impairment occurred when the Company had tax deductible goodwill. In such cases, a simultaneous equation must be performed in order to properly reflect the balances of the remaining goodwill, deferred taxes, and impairment expense, to avoid increasing the value of the Company higher than the fair value used in the impairment calculation, as impairment expense decreases a deferred tax liability in the absence of controlling for that effect by performing a simultaneous equation in the calculation of impairment. Management evaluated the effect of the error on the quarterly condensed consolidated financial statements for the second quarter of 2024, the condensed consolidated quarterly and consolidated annual financial statements for 2023, and the annual consolidated financial statements for 2022, and concluded the error was not material. As a result, in the second quarter of 2024, the Company recorded an out of period adjustment to record an additional goodwill impairment of $2.8 million as of and for the period ended June 30, 2024, as a net result of additional goodwill impairment from prior periods increased by the deferred income tax effect.

On November 11, 2024 (the “Determination Date”), the Company’s management, in consultation with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), and in consultation with the Company’s independent registered public accounting firm, BDO USA, P.C., concluded that the Company’s previously issued Unaudited Condensed Consolidated Financial Statements for the Affected Period, as filed within the Original Form 10-Q, should no longer be relied upon. Accordingly, the Company concluded as of the Determination Date that such statements should be restated to correct the error in the calculation of the goodwill impairment as described in the preceding paragraph and the other identified immaterial errors.

The calculation errors in the Unaudited Condensed Consolidated Financial Statements as of and for the three and six months ended June 30, 2024 did not impact “Revenue,” “Cost of revenue,” any disclosed non-GAAP metrics, including Adjusted EBITDA; hence, the restatement did not result in any erroneously awarded compensation.

Director Compensation

The Company maintains a director compensation policy for its non-employee directors (the “Director Compensation Policy”) that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors. The Director Compensation Policy provides for the following:

•An annual cash retainer of $40,000 for each non-employee director;
•An annual cash retainer of $50,000 for the non-employee director serving as the non-executive chair of the Board, if any;
•An annual cash retainer of $15,000 for the non-employee director serving as the lead independent director of the Board, if any;
•An annual cash retainer of $10,000 for each non-employee director serving on the Audit Committee, the Compensation Committee or the Nomination and Corporate Governance Committee (effective as of April 2022);
•An annual cash retainer of $20,000 for each non-employee director chairing the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee;
•A cash payment of $2,000 to each non-employee director serving on the Audit Committee for each meeting of the Audit Committee exceeding five (5) meetings in one year;
•An annual restricted stock unit (“RSU”) award with a grant date fair value of $150,000 granted as of the date of the annual meeting of stockholders of the Company, with each such award vesting upon the earlier of one year following the grant date or the date of the immediately subsequent annual meeting of stockholders of the Company, subject to continued service through such vesting date; and
•An initial RSU award granted to a newly appointed or elected non-employee director, with a grant date fair value of $150,000, granted as of the date on which such director is appointed or elected to serve on the Board, with such award vesting in equal annual installments on each of the first three anniversaries of the grant date, subject to continued service through each such vesting date.

Each annual retainer described above is paid quarterly and is subject to pro-ration for partial quarters served. The RSU awards described above are subject to accelerated vesting in the event of a change of control of the Company if the grantee is not retained as a director following such change of control.

In addition, each non-employee director serving on the Board as of the date of the Closing was entitled to receive (i) 3,000 RSUs, each of which vests in equal annual installments on each of the first three anniversaries of the Closing, subject to continued service through each such vesting date, and (ii) 4,226 RSUs, each of which vested in full on the one-year anniversary of the Closing.

The following table sets forth information regarding compensation earned by our non-employee directors for their Board service during the year ended December 31, 2024:

Name	Fees earned or paid in cash ($)	Stock Awards (1) ($)	Total ($)
Timothy M. Donahue	$90,000	$150,000	$240,000
Cheemin Bo-Linn	$80,000	$150,000	$230,000
H. Paulett Eberhart	$60,000	$150,000	$210,000
Andrew Frey (2)	$—	$—	$—
David Fuller (2)	$—	$—	$—
James Geisler	$60,000	$150,000	$210,000
Jay M. Grossman (2)	$—	$—	$—
Robert P. MacInnis (2)	$—	$—	$—
Michael K. Palmer (2)	$—	$—	$—

(1) The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock awards granted to certain of our non-employee directors. As of December 31, 2024, certain of our non-employee directors held outstanding awards of RSUs in the following amounts: Mr. Donahue, Dr. Bo-Linn, Ms. Eberhart and Mr. Geisler, each 44,776.
(2) Each of Messrs. Frey, Fuller, Grossman, MacInnis and Palmer declined to receive compensation in respect of their service on our Board during fiscal year 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting shares, as of the Record Date, by:

•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Percentage ownership of our voting securities is based on 17,160,061 shares of our common stock outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name of Beneficial Owner	Number of shares of KORE Common Stock	%
Five Percent Stockholders (other than Directors and Named Executive Officers):
ABRY Entities (1)(2)	4,850,587	28.3%
Searchlight (3)	2,404,943	14.0%
Wood River Capital, LLC (4)	2,000,000	11.7%
Fortress (5)	1,698,846	9.9%
CTAC (6)	1,374,069	8.0%
Twilio, Inc. (7)	1,000,000	5.8%
Terrdian Holdings Inc. (8)	996,705	5.8%
Dotmar Investments Limited (9)	865,135	5.0%
Directors and Named Executive Officers:
Ronald Totton (10)	50,000	*
Jack Kennedy (10)	34,040	*
Timothy M. Donahue (10)	83,366	*
Cheemin Bo-Linn (10)	83,366	*
H. Paulett Eberhart (10)	79,757	*
Andrew Frey	—	*
David Fuller	—	*
James Geisler (10)	79,757	*
Jay M. Grossman (1)(2)	4,850,587	28.3%
Robert P. MacInnis	20,900	*
Michael K. Palmer	—	*
All current KORE directors and executive officers as a group (14 individuals)	5,751,438	33.5%
____________________________________________________________________________________________________________________

*    Less than one percent

(1) 4,300,157 of the shares reported herein are owned directly by ABRY Partners VII, L.P. 248,042 of the shares reported herein are owned directly by ABRY Partners VII Co-Investment Fund, L.P. 4,864 of the shares reported herein are owned directly by ABRY Investment Partnership, L.P. 257,702 of the shares reported herein are owned directly by ABRY Senior Equity IV, L.P. and 39,822 of the shares reported herein are owned directly by ABRY Senior Equity Co-Investment Fund IV, L.P.P.

(2) ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity Co-Investment Fund IV, L.P. (collectively the “ABRY Funds”) are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates. ABRY I and ABRY II are investment advisors registered with the SEC. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay M. Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of the ABRY Funds. Each of the Messrs. Yudkoff, Messrs. Grossman and Ms. Koenig disclaims any beneficial ownership of the securities held by the ABRY Funds other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of ABRY is 888 Boylston Street, Suite 1600, Boston, Massachusetts.
(3) Searchlight shares reported herein consist of common stock issuable to Searchlight upon the exercise of the Amended and Restated Warrant to purchase up to 2,360,000 shares of common stock at an exercise price of $0.05 per share and the Additional Warrant to purchase up to 44,943 shares of common stock at an exercise price of $0.05 per share, assuming that the Warrants are exercised for the $0.05 per share exercise price, and not exercised via a cashless exercise formula. Searchlight is a Delaware limited partnership that was formed to effect the investment in the Company’s securities in connection with that certain Investment Agreement, dated as of November 9, 2023, by and between the Company and Searchlight, as amended. The general partner of Searchlight is Searchlight Capital Partners IV GP AGG, LLC, a Delaware limited liability company (“Searchlight IV GP AGG”). The sole member of Searchlight IV GP AGG is Searchlight Capital Partners IV GP, L.P., a Cayman limited partnership (“Searchlight IV GP LP”). The general partner of Searchlight IV GP LP is Searchlight Capital Partners IV GP, LLC, a Delaware limited liability company (“Searchlight IV GP”). The reported securities may be deemed to be owned directly by Searchlight and indirectly by Searchlight IV GP AGG, Searchlight IV GP LP and Searchlight IV GP. Each of the entities disclaims beneficial ownership of the foregoing warrants and any shares of common stock that are not directly owned by such entities, in each case except to the extent of any pecuniary interest therein. The business address of each of the foregoing entities is 745 Fifth Avenue - 27th Floor, New York, NY 10151.
(4) Wood River Capital, LLC (“Wood River”) is beneficially owned by SCC Holdings, LLC (“SCC”), SCC is beneficially owned by KIM, LLC (“KIM”), KIM is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC (“KIGH”). KIGH is beneficially owned by Koch Companies, LLC. (“KCLLC”) and KCLLC is beneficially owned by Koch, Inc., in each case by means of ownership of all voting equity instruments. SCC, KIM, KIG, KIGH, KCLLC, and Koch, Inc. may be deemed to beneficially own the shares held by Wood River by virtue of (i) Koch Inc.s’ beneficial ownership of KLLC, (ii) KCLLC’s beneficial ownership of KIGH, (iii) KIGH’s beneficial ownership of KIG, (iv) KIG’s beneficial ownership of KIM and (v) KIM’s beneficial ownership of SCC and (vi) SCC’s beneficial ownership of Wood River but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 4111 E. 37th Street North, Wichita, KS 67220.
(5) The shares reported herein consist of shares of common stock into which certain Exchangeable Notes held by affiliates of Fortress Investment Group LLC (“Fortress”) are convertible. Under the terms of the Exchangeable Notes, the holder thereof may not exercise the option to exchange the Exchangeable Notes for common stock to the extent that such exercise would cause such holder to beneficially own a number of shares of common stock with would exceed 9.99% of our then outstanding common stock following such exercise (the “Blocker”), excluding for purposes of such determination shares of common stock issuable upon exercise of such Exchangeable Notes with have not been exercised. The table above sets forth the number of shares of common stock underlying the Exchangeable Notes currently exercisable in light of the Blocker and excludes 221,161 shares of common stock underlying the Exchangeable Notes that cannot be exercised at this time in light of the Blocker. The business address of Fortress is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.
(6) Includes 54,556 shares beneficially owned through the ownership of 272,778 warrants exercisable within 60 days of the Record Date. CTAC is controlled by a board of managers comprised of Frank W. Bruno. Pursuant to the Schedule 13D/A filed with the SEC on March 18, 2025, CTAC and Mr. Bruno have shared voting and dispositive power over the shares of common stock issuable upon exercised of the warrants. The business address of CTAC is 875 Third Avenue, New York, New York 10022.
(7) Twilio, Inc. is the recordholder of the shares reported herein. The business address of Twilio, Inc. is 101 Spear Street, Fifth Floor, San Francisco, CA 94105.
(8) Terrdian Holdings Inc. is the recordholder of the shares reported herein. Terrdian Holdings Inc.is a corporation controlled by Terence Jarman as President and Director. and has the right to exercise investment and voting power on behalf of Terrdian Holdings Inc. Mr. Jarman disclaims any beneficial ownership of the securities other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the foregoing persons is 10 High Point Rd, Toronto, Ontario M3B 2A4, Canada.
(9) The number of shares reported herein consists of both shares of common stock held of record by Dotmar Investments Limited and Richard Burston. Richard Burston, as Chairman of Dotmar Investments Limited, has the right to exercise investment and voting power on behalf of Dotmar Investments Limited. Richard Burston disclaims any beneficial ownership of the securities held by the Dotmar Investments Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Dotmar Investments Limited is First Floor, 7 Esplanade, St Helier, Jersey JE2 3QA Channel Islands.
(10) Includes 50,000 RSUs granted to Mr. Totton, 44,776 RSUs granted to each of Mr. Donahue, Dr. Bo-Linn, Ms. Eberhart and Mr. Geisler, and 8,000 RSUs granted to Mr. Kennedy that vest within 60 days of the Record Date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which KORE or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 and 1% of the average of KORE’s total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•any person who is, or at any time during the applicable period was, one of our executive officers or directors;
•any person who is known by us to be the beneficial owner of more than 5% of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

Transactions with Affiliates of the Company

ABRY Partners, LLC (“ABRY”)

ABRY beneficially owned approximately 28.3% of the Company’s outstanding common stock as of the Record Date, and two of the Company’s Board members, Messrs. Grossman and MacInnis, are employed by ABRY. ABRY is therefore considered an affiliate of the Company. During the years ended December 31, 2024, and 2023, The Company paid approximately $0.6 million in each of 2024 and 2023 in administration fees to HealthEZ, an ABRY portfolio company. HealthEZ was the Company’s third-party administrator for its self-insured health insurance claims in both 2024 and 2023.

Searchlight

Searchlight beneficially owned approximately 14.0% of the Company’s outstanding common stock as of the Record Date through its ownership of 12,024,711 warrants, which entitle Searchlight to purchase one-fifth of a share of the Company’s common stock in exchange for one warrant, exercisable immediately post-issuance at either $0.05 per share of common stock or by using a formula for cashless exercise. Searchlight is therefore considered an affiliate of the Company. Searchlight also currently owns all of the Series A-1 preferred stock, which has a liquidation value of $152.9 million. The Series A-1 preferred stock is mandatorily redeemable for cash payable to the holder on November 15, 2033. The Series A-1 preferred stock has a 13% cumulative dividend, and approximately $23.8 million of such dividends were payable to Searchlight as of December 31, 2024.

CTAC

Two of the Company’s Board members, Messrs. Geisler and Palmer, are employed by CTAC’s parent company. CTAC is therefore considered an affiliate of the Company. CTAC beneficially owned approximately 8.0% of the outstanding common stock of the Company as of the Record Date. Affiliates of CTAC’s parent company own the Company’s Private Placement Warrants, of which 272,779 warrants are outstanding, exercisable for one-fifth of a share of our common stock at an exercise price of $57.50 per share. The Private Placement Warrants will expire on October 1, 2026 unless earlier redeemed.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and executive officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our directors and executive officers against all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or executive officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us.

Second Amended and Restated Investor Rights Agreement

On October 30, 2024, we entered into the Second Amended and Restated Investor Rights Agreement setting forth the parties’ rights and obligations with respect to the designation, removal, and replacement of directors of KORE and the registration for resale of certain shares of our common stock and other equity securities of KORE that are held by the parties thereto from time to time.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346 in writing not later than December 31, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than February 10 and no later than March 12, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2026, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2026 Annual Meeting of Stockholders or, if later, the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 11, 2026. If the date of the 2026 Annual Meeting of Stockholders changes by more than 30 calendar days from the date of the first anniversary of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following public announcement by the Company of the date of the 2026 Annual Meeting of Stockholders.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

KORE’S ANNUAL REPORT ON FORM 10-K

A copy of KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on the Record Date without charge upon written request addressed to:

KORE Group Holdings, Inc.
Attention: Secretary
3 Ravinia Drive NE, Suite 500
Atlanta, Georgia 30346

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 at https://ir.korewireless.com/.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING

YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.
Executive Vice President, Chief Legal Officer and Secretary

Atlanta, Georgia
April 30, 2025

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73206-P30918

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KORE GROUP HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of Timothy M. Donahue, Cheemin Bo-Linn, Andrew Frey, and James Geisler as directors to serve until the 2028 Annual Meeting of Stockholders.	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Donahue
02) Cheemin Bo-Linn
03) Andrew Frey
04) James Geisler

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V73207-P30918

KORE GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
June 10, 2025 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Paul Holtz and Jack W. Kennedy, Jr., and each of them, as proxies, each with full power to act without the others and each with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of KORE GROUP HOLDINGS, INC. in this account held in the name of the undersigned at the close of business on April 15, 2025, at the Annual Meeting of Stockholders to be held on June 10, 2025, at 9:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side